EXHIBIT 10.1

                                    AMENDMENT
                                     TO THE
                             TOMPKINS TRUSTCO, INC.
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         This Amendment is dated this 26 day of June, 2006 between Tompkins Trustco., Inc. (the "Company") and James J. Byrnes, residing at 872 Highland Road, Ithaca, New York 14850 (the "Executive").

         WHEREAS, the Company as the successor-in-interest to Tompkins Trust Company and the Executive entered into a Supplemental Executive Retirement Agreement dated July 12, 1994 (the "Agreement") which remains in full force and effect; and

         WHEREAS, the enactment of Internal Revenue Code 409A, effective January 1, 2005, requires that the Agreement be amended to be brought into compliance with the Internal Revenue Code;

         NOW, THEREFORE, it is agreed as follows:

         1.       This Amendment shall be effective January 1, 2005.

         2. Section 2.1(b) defining "Early Retirement Date" is hereby deleted and all references throughout the Agreement relating to the early retirement of the Executive or an Early Retirement Date are hereby deleted.

         3. The last paragraph of Section 2.2 is hereby amended to read as follows:

                  Notwithstanding the foregoing, no provision of this Agreement shall be construed or interpreted to treat service in non-competitive, business-related capacities as "Competition with the Company", including by way of example and not limitation, service on the Board of the New York Business Development Corporation.

         4.       Section 3.2 is hereby deleted in its entirety.

         5.       Section 3.4 is hereby amended to read as follows:

                  The annual benefit under this Agreement shall be payable in the form of a 50% joint and survivor annuity under which the Executive shall receive an annual benefit equal to 90% of the annual benefit amount determined as a straight life annuity form of payment and, upon the Executive's death, the Surviving Spouse shall receive an annual benefit equal to 50% of the amount which the Executive was receiving prior to death. In the event the Executive is unmarried at the time the annual benefit is to commence, the annual benefit shall be payable as a straight life annuity for the life of the Executive.

         6.       Section 3.5 is hereby deleted in its entirety.

         7. The first sentence of Section 4.1 is hereby amended to read as follows:

                  The annual benefits payable in accordance with Section III shall be payable in twelve equal monthly installments and shall commence on the Executive's date of Retirement; provided, however, that in the event the Executive is determined to be a "key employee", as such term is defined in
                  Section 416(i) of the Internal Revenue Code of 1986, as amended, or any successor to such statute of like import, then any monthly benefit otherwise payable on or before the date which is six (6) months after the Executive's termination of employment date shall be delayed until the earlier of the Executive's date of death or the date which is six (6) months after the Executive's termination of employment date.

         8. The last sentence of Section 4.1 is hereby amended to read as follows:

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                  The last payment to the Executive will be on the first day of the month of the later to occur of the Executive's death or the Surviving Spouse's death; provided, however, that in the event the straight life annuity form of payment is in effect, then the last payment shall be on the first day of the month in which the Executive dies.

         9.       Section 4.2 is hereby deleted in its entirety.

         10.      Section 5.1 is hereby amended to read as follows:

                  If the Executive dies while employed by the Company and before his Postponed Retirement Date, the benefit payable under this Agreement shall be determined as if the Executive retired on the day preceding the date of his death and the Surviving Spouse shall receive the survivor benefit as set forth in
                  Section 3.4. If there is no Surviving Spouse, then no benefit shall be payable under this Agreement upon the death of the Executive before his Postponed Retirement Date.

         11.      Section 5.2 is hereby deleted in its entirety.

         12. The last sentence of Section 6.3 of the Agreement is hereby amended to read as follows:

                  The annual disability benefit shall be payable as a 50% joint and survivor annuity form of benefit under Section 3.4; provided, however, that if the Executive is unmarried at the time of a disability retirement, the annual disability benefit shall be payable as a straight life annuity for the Executive's life.

         13. Subsection (a) of Section 7.2 is hereby deleted in its entirety.

         14.      The following sentence is hereby added at the end of Section
7.4:

                  In no event shall the benefits payable under this Agreement be funded through an offshore trust.

         15.      The following provisions are hereby added at the end of
Section 7.11:

                  The Company and Executive intend for the Agreement to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. Therefore, this Agreement shall be construed and interpreted in a manner consistent with the parties' intent to comply with Section 409A.

         IN WITNESS WHEREOF, this Amendment has been executed on the date first above written.


                                       TOMPKINS TRUSTCO, INC.

                                       By: /s/ ROBERT B. BANTLE
                                           -------------------------------------
                                           Name:  Robert B. Bantle
                                                  Executive Vice President


                                       Title:  Chairman of the Board and
                                               Chief Executive Officer

                                       /s/ JAMES J. BYRNES
                                       -----------------------------------------
                                       Name:  James J. Byrnes ("Executive")


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